UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Zuoan Fashion Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Rooms 213 to 215, Block 8
No. 1150 Luochuan Middle Road
Shanghai 200072, China
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value US$0.00025 per share	New York Stock Exchange LLC*

*       Not for trading, but only in connection with the listing on the New York Stock Exchange LLC of the American depositary shares, each of which represents four ordinary shares. The American depositary shares are being registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-6 and, accordingly, are exempt from registration under Section 12 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-171534

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:   Description of Registrant’s Securities to be Registered

The description of the securities to be registered will be set forth under “Description of Share Capital” in a prospectus, constituting part of the registrant’s registration statement on Form F-1 (File No. 333-171534) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). Such description of the securities set forth in the Prospectus is incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange LLC.

Item 2:   Exhibits

The securities to be registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange LLC and are not filed with or incorporated by reference into this registration statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Zuoan Fashion Limited

	By:	/s/ James Jinshan Hong
		Name:	James Jinshan Hong
		Title:	Chairman and Chief Executive Officer

Date: January 12, 2011